UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2008

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On September 15, 2008 we conducted the closing of a combined private offering of 10% Convertible Notes (the "Note Offering") under Regulation D and Regulation S of $2,510,000 of 10% Convertible Promissory Notes (the "Noters), maturing at the earlier of: (i) twelve months from the completion of the closing of a registered follow on public offering (as defined below) of our common stock, par value $.001 per share ("Public Offering"), or (ii) twenty-four months after issuance of the Notes (the "Maturity Date"). For purposes thereof, "Public Offering" shall mean a qualified equity offering of not less than $25 million in gross proceeds. The Notes bear interest at the annual rate of ten percent (10%) which shall accrue and be payable on the Maturity Date. If all of the principal amount of the Note has not been voluntarily converted by the holder or a Public Offering causing a mandatory conversion shall not have occurred prior to the Maturity Date, the note holder shall receive additional interest ("Bonus Interest") equal to fifty percent (50%) of the remaining principal amount of the Note on the Maturity Date. Any unpaid Bonus Interest shall accrue interest thereafter at the rate of ten percent (10%) per annum thereon until paid.

The holders of the Notes have the right to convert the entire principal and accrued interest of the Notes into the common stock of the Company at any time prior to the Maturity Date, provided that a conversion price has been fixed in accordance with the terms of the Notes. The conversion price shall be at a fifty percent (50%) discount to: (i) the closing price of the Company’s common stock on the closing of the Public Offering, or (ii) if there is no Public Offering within six months from the date of receipt of approval to issue the Notes by the American Stock Exchange ("AMEX"), then at the closing price of the Company’s common stock on February 15, 2009; provided, however, in no event shall the conversion price be less than $1.20 per share.

Upon conversion of the Notes into common stock of the Company, the Company shall issue warrants to purchase common stock ("Investor Warrants") to the converting Investors in the amount equal to fifty percent (50%) of the number of shares of common stock into which the Notes were converted. These Investor Warrants have a term of five (5) years from the date of issuance and shall be exercisable at a price equal to 120% of the closing price of the Company’s common stock on the date of conversion; provided, however, in no event shall the exercise price of the Investor Warrants be less than 120% of the five day VWAP of the Company’s common stock on the closing date of the Note Offering.

In connection with the offer and sale of the Notes in the Note Offering, we relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), Regulation S and Regulation D, Rule 506 promulgated thereunder. We believe that all of the purchasers of Notes are "accredited investors", as such term is defined in Rule 501 (a) under the Securities Act.

In connection with the sale of Notes in the Note Offering, we utilized the services of Jesup & Lamont Securities Corporation and Dawson James Securities, Inc., FINRA (NASD) member broker dealers the ("Placement Agents"). For their services, the Placement Agents received commissions of 10% of the amount of the notes and the Placement Agents received an aggregate of $313,750 (2.5%)as due diligence and non-accountable expenses. The Placement Agents and their assigns received five year warrants ("Placement Agent Warrants") to purchase up to a maximum aggregate of 209,167 shares of the Company's common stock, which number will be reduced (when the conversion price of the Notes is determined) to the extent that the conversion price of the Notes exceeds the floor price of $1.20. The exercise price of the Placement Agent Warrants is $2.69, representing 115% of the five day VWAP of the Company’s common stock up through and including September 12, 2008.

Item 7.01 Regulation FD Disclosure.

On September 16, 2008 we issued a press release announcing the closing of the Note Offering. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)Exhibits.
99.1 Press Release, dated September 16, 2008, announcing the closing of the Note Offering (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

September 16, 2008	By:	Gary L. Dreher

Name: Gary L. Dreher
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 16, 2008 Re Convertible Note Offering